As filed with the Securities and Exchange Commission on January 9, 2007

Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-4831825
(State or other jurisdiction of Incorporation or organization)	225 Shoreline Drive, Suite 610 Redwood City, California 94065 Telephone (650) 632-0800	(I.R.S. Employer Identification No.)

(Address of principal executive offices)
_______________________________

PUREDEPTH, INC. 2006 STOCK INCENTIVE PLAN
(Full title of the Plan)
_______________________________

Fred Angelopoulos
Chief Executive Officer
PureDepth, Inc.
225 Shoreline Drive, Suite 610
Redwood City, California 94065
Telephone (650) 632-0800
Facsimile (650) 632-0818
(Name and address of agent for service)

Copy to:

 James M. Koshland, Esq.
Jenelle Cox, Esq.
DLA Piper US LLP
2000 University Avenue
East Palo Alto, California 94303
Telephone: (650) 833-2000

_______________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered[1]	Proposed Maximum Amount to be Registered [2]	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
2006 Stock Incentive Plan Common Stock ($.001 par value)	836,678[3]	$2.80[4]	$2,342,698.40	$250.67

Options Assumed by PureDepth, Inc. Common Stock ($.001 par value)	10,798,815[5]	$0.28[6]	$3,023,668.20	$323.53

Stock Options Granted on August 4, 2006 Common Stock ($.001 par value)	173,400[7]	$2.07[8]	$358,938.00	$38.41

Stock Options Granted on September 5, 2006 Common Stock ($.001 par value)	173,400[9]	$2.95[10]	$511,530.00	$54.73

Stock Options Granted on September 7, 2006 Common Stock ($.001 par value)	40,000[11]	$3.03[12]	$121,200.00	$12.97

Stock Options Granted on October 5, 2006 Common Stock ($.001 par value)	213,400[13]	$3.25[14]	$693,550.00	$74.21

Stock Options Granted on October 26, 2006 Common Stock ($.001 par value)	355,000[15]	$3.41[16]	$1,210,550.00	$129.53

Stock Options Granted on November 6, 2006 Common Stock ($.001 par value)	213,400[17]	$3.39[18]	$723,426.00	$77.41

Stock Options Granted on December 5, 2006 Common Stock ($.001 par value)	213,467[19]	$3.50[20]	$747,134.50	$79.94

Stock Options Granted on December 19, 2006 Common Stock ($.001 par value)	450,768[21]	$0.28[22]	$126,215.04	$13.51

Stock Option Granted on January 4, 2007 Common Stock ($.001 par value)	232,932[23]	$0.44[24]	$102,490.08	$10.97

Stock Options Granted on January 5, 2007 Common Stock ($.001 par value)	40,000[25]	$2.82[26]	$112,800	$12.07

Total	13,741,260		$10,074,200.22	$1,077.95

1	The securities to be registered include options and rights to acquire Common Stock.

2	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3	Represents shares available for issuance upon the exercise of equity awards under the PureDepth, Inc. 2006 Stock Incentive Plan.

4
Calculated solely for purposes of this offering under Rule 457(h), the price is based upon the average of the high and low prices of the Common Stock on January 4, 2007 as reported on the OTC Bulletin Board.

5
Represents shares subject to issuance upon the exercise of outstanding options granted under the predecessor plans to the 2006 Stock Incentive Plan: the Executive Share Option Plan Number 3 of Deep Video Imaging Limited; the First Amended and Restated Executive Share Option Plan Number 3; and the Second Amended and Restated Executive Share Option Plan No. 3. The options were assumed by PureDepth, Inc. on March 31, 2006, pursuant to the Agreement and Plan of Merger and Reorganization dated March 16, 2006, by and among PureDepth, Inc., Diamond One, Inc. and PureDepth Technologies, Inc.

6	Calculated solely for the purposes of this offering under Rule 457(h) on the basis of the weighted average exercise price per share.

7	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Mark Kalow, Robert O’Callahan and Yoshituro Kumagi on August 4, 2006.

8	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

9	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Mark Kalow, Robert O’Callahan and Yoshituro Kumagi on September 5, 2006.

10	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

11	Represents shares subject to issuance upon the exercise of outstanding stock options granted to John Floisand and Tom Marcus on September 7, 2006.

12	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

13	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Mark Kalow, Robert O’Callahan, Yoshituro Kumagi, John Floisand and Tom Marcus on October 5, 2006.

14	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

15
Represents shares subject to issuance upon the exercise of outstanding stock options granted to Robert Paxton, James Neilson, Paul Lee, Sue Bennett, Laura Diaz, Kathrin Nikolussi, Daniel Evanicky, Michael Pak and Inah Choi on October 26, 2006.

16	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

17	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Mark Kalow, Robert O’Callahan, Yoshituro Kumagi, John Floisand and Tom Marcus on November 6, 2006.

18	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

19	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Mark Kalow, Robert O’Callahan, Yoshituro Kumagi, John Floisand and Tom Marcus on November 6, 2006.

20	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

21	Represents shares subject to issuance upon the exercise of outstanding stock options granted to Keith Phillips, Simon Hoadley, Goro Senzai and Hamish Macleod on December 19, 2006.

22	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

23	Represents shares subject to issuance upon the exercise of an outstanding stock option granted to Mark Kalow on January 4, 2007.

24	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

25	Represents shares subject to issuance upon the exercise of outstanding stock options granted to John Floisand and Tom Marcus on January 5, 2007.

26	Calculated under Rule 457(h), the price is the actual price at which the stock option may be exercised.

PART I

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

1

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a)	Annual Report on Form 10-KSB for the fiscal year ended January 31, 2006 filed on March 30, 2006;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Common Stock

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock, if any. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Article 6 of the Registrant’s Bylaws, each director and officer of the Registrant will be indemnified to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such director or officer. However, the Registrant shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer only if the commencement of such proceeding (or part thereof) by the director or officer was authorized by the Board. The Registrant’s Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

The Registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

The above discussion of the Registrant’s Certificate of Incorporation and Bylaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, Bylaws and statute.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Inapplicable.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City and the State of California, on the 9th day of January, 2007.

PureDepth, Inc.

By: /s/ Fred Angelopoulos
Fred Angelopoulos
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Fred Angelopoulos and Robert O’Callahan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Fred Angelopoulos Fred Angelopoulos	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2007

/s/ Jonathan J. McCaman Jonathan J. McCaman	Chief Financial Officer (Principal Accounting and Financial Officer)	January 9, 2007

/s/ David Hancock David Hancock	Director, Chairman of the Board	January 9, 2007

/s/ Mark Kalow Mark Kalow	Director	January 9, 2007

/s/ John Floisand John Floisand	Director	January 9, 2007

/s/ Tom Marcus Tom Marcus	Director	January 9, 2007

INDEX TO EXHIBITS

Exhibit	Description
4.1
Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2006.

4.2
Certificate of Amendment to Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2006.

4.3
Bylaws of the Registrant are incorporated by reference to Exhibit 3.5 to the Company’s Optional Form for Registration of Securities to be Sold to the Public by Small Business Issuers on Form SB-2 filed with the Securities and Exchange Commission on May 30, 2006.

5.1	Opinion of DLA Piper US LLP as to the legality of the securities being registered.
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm - Mark Bailey & Company, LTD.
23.3	Consent of Independent Registered Public Accounting Firm - Comiskey & Company, Professional Corporation.
24.1	Power of Attorney (included on the signature page to this registration statement).
99.1
PureDepth, Inc. 2006 Stock Incentive Plan is incorporated by reference to Exhibit 10.7 to the Company’s Optional Form for Registration of Securities to be Sold to the Public by Small Business Issuers on Form SB-2 filed with the Securities and Exchange Commission on May 30, 2006.